UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported: October 25, 2004


                             INFINICALL CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    Delaware
             -------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

     0-24408                              33-0611753
  ---------------                       --------------
(Commission  File Number)         (I.R.S. Employer Identification No)

             8447 Wilshire Blvd., 5th Floor, Beverly Hills, CA 90211
     -------------------------------------------------------------------
              (Address of Principal Executive Office)    (Zip Code)

                                 (323) 653-6110
           -----------------------------------------------------------
                 Issuer's Telephone Number, Including Area Code
           -----------------------------------------------------------

                          Former Name: FoneFriend, Inc.
                 -----------------------------------------------------------

ITEM  8.01     OTHER  EVENTS.

On Monday, October 25, 2004, Registrant received a letter ("Yap Letter") from Patrick M. Passenheim, Esq., counsel to Yap International Corporation ("Yap") which purported to rescind that certain Asset Purchase Agreement dated as of July 2, 2004 between Registrant and Yap ("Purchase Agreement"). The Purchase Agreement transferred to Yap certain tangible and intangible assets of Registrant relating to the "FoneFriend" product and services ("Purchased Assets") in exchange for shares of the common stock of Yap ("Yap Shares"). The Yap Letter did not specifically rescind any of the collateral documents which were signed by the parties at the closing of the Yap transaction nor did Yap return any of the Purchased Assets to Registrant. The Yap shares delivered to Registrant at the closing were returned to Yap for re-distribution in the names of certain of Registrant's shareholders. Registrant thereafter advised Yap to return the Yap Shares to it. Registrant's Board of Directors is reviewing the Yap Letter with counsel and others and will decide upon an appropriate response to the Yap Letter within the near future.

EXHIBITS:
---------

EXHIBIT  NUMBER          EXHIBIT  DESCRIPTION
-----------------        --------------------------------

99.1 Letter dated October 22, 2004 addressed to Registrant from Patrick M. Passenheim, Esq., counsel to Yap International Corporation.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             INFINICALL CORPORATION

Dated:  October  28,  2004

                               / s / Robin Glanzl
                         -------------------------------
                          Name:  Robin  Glanzl
                        Title:  President